Exhibit 5.01


                                   January 9, 1997




          United States Filter Corporation
          40-004 Cook Street
          Palm Desert, California 92211

          Ladies and Gentlemen:

               I am Vice President, General Counsel and Secretary to United States Filter Corporation, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company on January 9, 1997, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, with respect to an aggregate of up to 1,157,734 shares (the "Selling Stockholders' Shares") of the Company's Common Stock, par value $.01 per share, that may be offered or sold from time to time by the selling stockholders identified in the Registration Statement.

               I am familiar with the Registration Statement and have reviewed the Company's Certificate of Incorporation and By-laws, each as amended and restated. I have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as I have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments and other papers, I have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to me as conformed, photostatic or other copies.

               On the basis of the foregoing, I am of the opinion that the Selling Stockholders' Shares have been validly issued and are fully paid and non-assessable.

               I consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the use of my name in the Prospectus forming a part thereof under the caption "Validity of Common Stock".

                                        Yours truly,


                                        /s/ Damian C. Georgino